DIAMOND SHAMROCK, INC.
                 7.65% DEBENTURE DUE JULY 1, 2026
     REGISTERED                                          REGISTERED
     No. R-1
     CUSIP 252747 AF7

          If this Debt Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such Successor Depositary unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its Agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

DIAMOND SHAMROCK, INC., a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture, hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $100,000,000 (ONE HUNDRED MILLION DOLLARS) on July 1, 2026, and to pay interest thereon from June 25, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on July 1 and January 1 in each year, commencing
January 1, 1997, at the rate of 7.65% per annum, until the principal hereof is paid or made available for payment.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated: June 25, 1996

     TRUSTEE'S CERTIFICATE
       OF AUTHENTICATION                 DIAMOND SHAMROCK, INC.


This is one of the series of the         By:______________________________
Debt Securities issued under the                Robert C. Becker,
within-mentioned Indenture.                     Vice President and Treasurer

THE FIRST NATIONAL BANK OF             ATTEST:
CHICAGO, as Trustee


By: _____________________               By:______________________________
     Authorized Officer                        Harold D. Mallory,
                                               Secretary

                  Reverse Side of Debt Security


     This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 15, 1989 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

     The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at Stated Maturity will be payable to the Person to whom principal is payable on that date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Interest payments for this Debt Security will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this Debt Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Payment of the principal of and interest on this Security will be made at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, provided that this Debt Security is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedure; provided, however, that at the option of the Company payment of interest (other than interest payable at Stated Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States.

     Notwithstanding the foregoing, while the Debt Securities are represented by one or more Global Notes registered in the name of the Depositary or its nominee, the Company will cause payments of principal of and interest on such Global Notes to be made to the Depositary or its nominee, as the case may be, to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

     This Debt Security may not be redeemed prior to Stated Maturity.

     The Debt Securities will be repayable in whole or in part in increments of $1000 on July 1, 2006, at the option of the Holder thereof, at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon to the date of repayment. To be repaid, the Company must receive, at the corporate trust office of the Trustee, in the Borough of Manhattan, New York (or at such other address of which the Company shall from time to time notify the Holders of the Debt Securities) during the period from and including May 1, 2006 to and including the close of business on June 1, 2006 (or if June 1, 2006 is not a Business Day, the next succeeding Business Day):
(i) this Debt Security with the form entitled "Option to Elect Repayment" set forth below duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of the Debt Security, the principal amount of the Debt Security, the amount of the Debt Security to be repaid, a statement that the option to elect repayment is being exercised thereby, and a guaranty that the Debt Security to be repaid with the form entitled "Option to Elect Repayment" duly completed will be received by the Company at the aforesaid trust office of the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter and such Debt Security and form duly completed are received by the Company at the aforesaid trust office by such fifth Business Day. Any such election shall be irrevocable. All questions as to the validity, eligibility (including time of receipt), and acceptance of any Debt Security for repayment will be determined by the Company, whose determination will be final, binding, and nonappealable. After June 1, 2006, or if June 1, 2006 is not a Business Day, the next succeeding Business Day, the Holders of the Debt Securities shall not have the option to elect repayment.

     If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, the principal of the Debt
Securities of this series may be declared due and payable in the manner, with the effect, on the terms and subject to the conditions provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt
Security.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of a Debt Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the series, the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of this series shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee under the Indenture and offered to the Trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with such request and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days of receipt of such notice and offer of indemnity; provided, however, that such limitations do not apply to a suit instituted by the Holder for the enforcement of payment of the principal of, premium, if any, or interest on this Debt Security on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder's rights to enforce the Indenture and this Debt Security.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of this Debt Security and (ii) certain restrictive covenants upon compliance by the Company with conditions set forth therein, which provisions shall apply to this Debt Security.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Trustee in any place where the principal of and interest on this Debt Security are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Register duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee.

     The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

     THE INDENTURE AND THE DEBT SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                    OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay the within Debt Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned at ________________________________________.

     For this Debt Security to be repaid the Company must receive at the corporate trust office of the Trustee, in the Borough of Manhattan, New York, or at such other place or places of which the Company shall from time to time notify the Holder of the within Debt Security, during the period from and including May 1, 2006 and including June 1, 2006, or, if such June 1 is not a Business Day, the next succeeding Business Day (i) this Debt Security with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Debt Security, the principal amount of the Debt Security, the amount of the Debt Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Debt Security with this form entitled "Option to Elect Repayment", duly completed will be received by the Company at the aforesaid corporate trust office of the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter and this Debt Security and form duly completed are received by the Company at the aforesaid corporate trust office of the Trustee by such fifth Business Day.

     If less than the entire principal amount of the within Debt
Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid $____________________.


Dated:  _____________
                              __________________________________________
                              Note:  The signature to this Option to
                              Elect Repayment must correspond with the name as written upon the face of the Debt Security in every particular without alteration or enlargement or any other change whatsoever.


                         ASSIGNMENT FORM


FOR VALUE RECEIVED, _____________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



               ___________________________________________________
               Please print or type the name and address of assignee
__________________________________________________________________
the within Instrument of the said Company and do hereby irrevocably constitute and appoint ___________________, Attorney to transfer the said Instrument on the books of the said Company with full power of substitution in the premises.

Dated: _______________


                         ________________________________________
                         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                         MUST CORRESPOND WITH THE NAME AS WRITTEN
                         UPON THE FACE OF THE INSTRUMENT IN EVERY
                         PARTICULAR, WITHOUT ALTERATION OR
                         ENLARGEMENT, OR ANY CHANGE WHATSOEVER



Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).






W3160.TW